UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 9, 2005

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code    (404) 588-7711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Item 7.01    Regulation FD Disclosure.

Representatives of SunTrust Banks, Inc. (the "Registrant") are scheduled to make a presentation to analysts at a financial services conference held by Credit Suisse First Boston in New York, New York on Wednesday, February 9, 2005, at approximately 7:30 a.m. Eastern Time. A copy of certain presentation materials to be used by the Registrant at this conference is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into Item 2.02 and Item 7.01 of this Current Report on Form 8-K. Such presentation materials will also be available on the Registrant's web site at www.suntrust.com. Information contained on the Registrant's website is expressly not incorporated by reference into this Current Report on Form 8-K.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

99.1	Materials to be presented on February 9, 2005 (Furnished with the Commission as a part of this Current Report on Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)
Date: February 9, 2005	By: /s/ Kimberly N. Rhodes
Kimberly N. Rhodes First Vice President and Senior Counsel – Corporate and Regulatory